Exhibit 99.2

General Partners, Executive Officers, Managers and Board of Directors

Cheniere Energy Partners LP Holdings, LLC

Name	Position	Principal Occupation/Business	CQP Common Units Beneficially Owned
Jack Fusco	President and Chief Executive Officer	President and Chief Executive Officer of Cheniere Energy, Inc.	See table below

Michael J. Wortley	Director and Chief Financial Officer	Senior Vice President and Chief Financial Officer of Cheniere Energy, Inc.	See table below

Neal A. Shear	Chairman of the Board	Interim Special Advisor to the Chief Executive Officer of Cheniere Energy, Inc., Partner at Silverpeak Partners LP	See table below

Meg A. Gentle	Director	Executive Vice President—Marketing of Cheniere Energy, Inc.	See table below

R. Keith Teague	Director	Executive Vice President—Asset Group of Cheniere Energy, Inc.	See table below

Don A. Turkleson	Director	Retired	25,000

Jonathan S. Gross	Director	Oil and Gas Consultant	7,500

Zurab S. Kobiashvili	Director	Retired	1,100

The business address for each of the persons listed above is c/o Cheniere Energy Partners LP Holdings, LLC, 700 Milam Street, Suite 1900, Houston, Texas 77002.

Cheniere Energy, Inc.

Name	Position	Principal Occupation/Business	CQP Common Units Beneficially Owned
Jack Fusco	President and Chief Executive Officer	President and Chief Executive Officer of Cheniere Energy, Inc.	None

Neal A. Shear	Interim Special Advisor to the Chief Executive Officer and Director	Interim Special Advisor to the Chief Executive Officer of Cheniere Energy, Inc., Partner at Silverpeak Partners LP	None

Meg A. Gentle	Executive Vice President—Marketing	Executive Vice President—Marketing of Cheniere Energy, Inc.	8,035

R. Keith Teague	Executive Vice President—Asset Group	Executive Vice President—Asset Group of Cheniere Energy, Inc.	None

Michael J. Wortley	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer of Cheniere Energy, Inc.	5,000

Name	Position	Principal Occupation/Business	CQP Common Units Beneficially Owned
Greg W. Rayford	Senior Vice President and General Counsel	Senior Vice President and General Counsel of Cheniere Energy, Inc.	None

Katie Pipkin	Senior Vice President—Business Development and Communications	Senior Vice President—Business Development and Communications of Cheniere Energy, Inc.	None

Anatol Feygin	Senior Vice President—Strategy and Corporate Development	Senior Vice President—Strategy and Corporate Development of Cheniere Energy, Inc.	None

Vicky A. Bailey	Director	President of Anderson Stratton International, LLC	None

G. Andrea Botta	Chairman of the Board	President of Glenco LLC	None

Nuno Brandolini	Director	Former General Partner of Scorpion Capital Partners, L.P.	82,910

Jonathan Christodoro	Director	Managing Director of Icahn Capital LP	None

David I. Foley	Director	Senior Managing Director of The Blackston Group L.P.	None

David B. Kilpatrick	Director	President of Kilpatrick Energy Group	None

Samuel Merksamer	Director	Managing Director of Icahn Capital LP	None

Donald F. Robillard, Jr.	Director	Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc.	None

Heather R. Zichal	Director	Independent Energy Consultant	None

The business address for each of the persons listed above is c/o Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002.